As filed with the Securities and Exchange Commission on June 14, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

TRANSOCEAN LTD.

TRANSOCEAN INC.

(Exact Name of Each Registrant as Specified in Its Charter)

Transocean Ltd.	Transocean Inc.
Switzerland	Cayman Islands
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
1381	1381
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
98-0599916	66-0582307
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
Turmstrasse 30 6312 Steinhausen, Switzerland +41 (41) 749-0500	36C Dr. Roy’s Drive, Bermuda House, 4th Floor George Town, Grand Cayman, Cayman Islands KY1-1003 +1 (345) 745-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brady K. Long
Executive Vice President and General Counsel

Transocean Ltd.
c/o Transocean Offshore Deepwater Drilling Inc.
1414 Enclave Parkway
Houston, Texas 77077
+1 (713) 232-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

James B. Marshall

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)(2)(3)
Securities of Transocean Ltd.
Shares (4)
Warrants
Purchase Contracts
Rights
Units
Guarantees (5)
Securities of Transocean Inc.
Debt Securities
Warrants
Purchase Contracts
Rights
Units

(1)

There is being registered hereunder such indeterminate number or amount of securities of each identified class, as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this registration statement.
(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(4)	The shares are shares of Transocean Ltd., currently CHF 0.10 par value each, and include shares issued out of authorized share capital, conditional share capital and treasury shares.
(5)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantee.

PROSPECTUS

Transocean Ltd.

Shares
Warrants
Purchase Contracts
Rights
Units
Guarantees

Transocean Inc.

Debt Securities
Warrants
Purchase Contracts
Rights
Units

Transocean Ltd. or Transocean Inc. will provide the specific terms of the securities in supplements to this prospectus.  The securities may be offered separately or together in any combination or as separate series.  You should read this prospectus and any supplement carefully before you invest.

Transocean Ltd.’s shares are traded on the New York Stock Exchange under the trading symbol “RIG.”

Transocean Ltd.’s principal executive offices are located at Turmstrasse 30, 6312 Steinhausen, Switzerland, and its telephone number at that address is +41 (41) 749 0500.  Transocean Inc.’s principal executive offices are located at 36C Dr. Roy’s Drive, Bermuda House, 4th Floor, George Town, Grand Cayman, Cayman Islands KY1-1003, and its telephone number at that address is +1 (345) 745 4500.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2021.

Table of Contents

ABOUT THIS PROSPECTUSii

FORWARD-LOOKING INFORMATIONiii

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS1

ABOUT TRANSOCEAN LTD.2

ABOUT TRANSOCEAN INC.2

WHERE YOU CAN FIND MORE INFORMATION3

INCORPORATION BY REFERENCE3

RISK FACTORS5

USE OF PROCEEDS6

DESCRIPTION OF TRANSOCEAN INC. DEBT SECURITIES AND TRANSOCEAN LTD. GUARANTEE7

DESCRIPTION OF TRANSOCEAN LTD. SHARES15

DESCRIPTION OF WARRANTS25

DESCRIPTION OF PURCHASE CONTRACTS26

DESCRIPTION OF RIGHTS26

DESCRIPTION OF UNITS27

ANTI-TAKEOVER PROVISIONS27

PLAN OF DISTRIBUTION30

VALIDITY OF THE SECURITIES33

EXPERTS33

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Transocean Ltd. and Transocean Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, either or both of Transocean Ltd. and Transocean Inc. may sell securities from time to time and in one or more offerings.  This prospectus provides you with a general description of the securities Transocean Ltd. and Transocean Inc. may offer. Each time Transocean Ltd. or Transocean Inc. uses this prospectus to offer securities, the issuer(s) will provide a prospectus supplement and, if applicable, a free writing prospectus that will describe the specific terms of the offering.  Any prospectus supplement or free writing prospectus that Transocean Ltd. or Transocean Inc. files in connection with any specific offering by Transocean Ltd. and Transocean Inc. may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

Transocean Ltd. and Transocean Inc. have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. You should assume that the information appearing in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction. References to “CHF” are to Swiss francs.

Transocean Ltd. and Transocean Inc. are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

References in this prospectus to “we,” “our,” “us” and similar terms mean Transocean Ltd. and its subsidiaries unless indicated otherwise.  References to “issuers” mean Transocean Ltd. and Transocean Inc.

FORWARD-LOOKING INFORMATION

The statements included in this prospectus regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus are identifiable by use of the following words and other similar expressions:

●“anticipates”	●“could”	●“forecasts”	●“might”	●“projects”
●“believes”	●“estimates”	●“intends”	●“plans”	●“scheduled”
●“budgets”	●“expects”	●“may”	●“predicts”	●“should”

Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to:

●	those described under “Item 1A. Risk Factors” included in Part I of our Annual Report on Form 10-K for the year ended December 31, 2020 and “Item 1A. Risk Factors” included in Part II of our Quarterly Report on Form 10-Q for the three months ended March 31, 2021;
●	the effects of public health threats, pandemics and epidemics, such as the outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations, including, but not limited to, our growth, operating costs, supply chain, labor availability, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally;
●	the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other oil and natural gas producing countries with respect to production levels or other matters related to the prices of oil and natural gas;
●	the adequacy of and access to our sources of liquidity;
●	our inability to renew drilling contracts at comparable, or improved, dayrates and to obtain drilling contracts for our rigs that do not have contracts;
●	operational performance;
●	the cancellation of drilling contracts currently included in our reported contract backlog;
●	losses on impairment of long-lived assets;
●	shipyard, construction and other delays;
●	the results of meetings of our shareholders;
●	changes in political, social and economic conditions;
●	the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies; and
●	other factors discussed in this prospectus and in our other filings with the SEC, which are available free of charge on the SEC website at www.sec.gov.

The foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-

looking statements.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.  All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties.  You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement.  We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

Transocean Inc. is a Cayman Islands exempted company, and Transocean Ltd. is a Swiss corporation.  Certain of their respective officers and directors may be residents of various jurisdictions outside the United States.  All or a substantial portion of the assets of Transocean Inc. and Transocean Ltd. and the assets of these persons may be located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce any U.S. court judgment obtained against Transocean Inc., Transocean Ltd. or these persons, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws.  Each of Transocean Inc. and Transocean Ltd. has agreed to be served with process with respect to actions based on offers and sales of its securities.  To bring a claim against either, you may serve Transocean Ltd.’s Corporate Secretary, c/o Transocean Offshore Deepwater Drilling Inc., 1414 Enclave Parkway, Houston, Texas 77077, the U.S. agent appointed for such purpose.

Carey Olsen, Transocean Inc.’s Cayman Islands legal counsel, has advised Transocean Inc. that it is uncertain that Cayman Islands courts would enforce (1) judgments of U.S. courts obtained in actions against Transocean Inc. or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws or (2) original actions brought against Transocean Inc. or other persons predicated upon the Securities Act.  There is no treaty between the United States and the Cayman Islands providing for enforcement of judgments, and there are grounds upon which Cayman Islands courts may not enforce judgments of U.S. courts.  In general, Cayman Islands courts would not enforce any remedies if they are deemed to be penalties, fines, taxes or similar remedies.

Homburger AG, Transocean Ltd.’s Swiss legal counsel, has advised Transocean Ltd. that it is uncertain that Swiss courts would enforce (1) judgments of U.S. courts obtained in actions against Transocean Ltd. or other persons that are predicated upon the civil liability provisions of U.S. federal securities laws or (2) original actions brought against Transocean Ltd. or other persons predicated upon the Securities Act.  The enforceability in Switzerland of a foreign judgment rendered against Transocean Ltd. or such other persons is subject to the limitations set forth in such international treaties by which Switzerland is bound and the Swiss Federal Private International Law Act.  In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

●	such foreign court had jurisdiction;
●	such judgment has become final and non-appealable;
●	the court procedures leading to such judgment followed the principles of due process of law, including proper service of process; and
●	such judgment does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if Transocean Ltd. can demonstrate that it or such other persons were not effectively served with process.

ABOUT TRANSOCEAN LTD.

Transocean Ltd., through its subsidiaries and predecessors, is a leading international provider of offshore contract drilling services for oil and gas wells.  As of June 10, 2021, we owned or had partial ownership interests in and operated 37 mobile offshore drilling units, including 27 ultra-deepwater floaters and 10 harsh environment floaters. As of June 10, 2021, we were constructing two ultra-deepwater drillships.

We provide contract drilling services, in a single, global operating segment, which involves contracting our mobile offshore drilling fleet, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells.  We specialize in technically demanding regions of the offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services.  Our drilling fleet is one of the most versatile fleets in the world, consisting of drillships and semisubmersible floaters used in support of offshore drilling activities and offshore support services on a worldwide basis.

Our contract drilling services operations are geographically dispersed in oil and gas exploration and development areas throughout the world.  Although rigs can be moved from one region to another, the cost of moving rigs and the availability of rig-moving vessels may cause the supply and demand balance to fluctuate somewhat between regions.  Still, significant variations between regions do not tend to persist long term because of rig mobility.  Our fleet operates in a single, global market for the provision of contract drilling services.  The location of our rigs and the allocation of resources to operate, build or upgrade our rigs are determined by the activities and needs of our customers.

Transocean Ltd. is a Swiss corporation with its registered office in Steinhausen, Canton of Zug and with principal executive offices located at Turmstrasse 30, 6312 Steinhausen, Switzerland.  Transocean Ltd.’s telephone number at that address is +41 (41) 749 0500.  Shares of Transocean Ltd.’s common stock are listed on the NYSE under the symbol “RIG.”

ABOUT TRANSOCEAN INC.

Transocean Inc. is a direct, wholly-owned subsidiary of Transocean Ltd. Transocean Inc. is the issuer of certain notes and debentures that have been guaranteed by Transocean Ltd. Transocean Inc.’s principal executive offices are located at 36C Dr. Roy’s Drive, Bermuda House, 4th Floor, George Town, Grand Cayman, Cayman Islands KY1-1003, and its telephone number at that address is +1 (345) 745 4500.

WHERE YOU CAN FIND MORE INFORMATION

Transocean Ltd. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding issuers that file electronically. The shares are listed on the NYSE under the symbol “RIG.” We also maintain an Internet website at www.deepwater.com, which provides additional information about us through which you can also access Transocean Ltd.’s SEC filings. Except for the documents incorporated by reference into this prospectus as described under the heading “Incorporation by Reference,” the information and other content contained on our website are not incorporated by reference, do not constitute part of this prospectus and should not be relied upon in connection with making any investment in our shares.

This prospectus is part of a registration statement on Form S-3 that the issuers have filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. You may obtain the full registration statement from the SEC or us (as described below). Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any applicable prospectus supplement are qualified in all respects by reference to the documents to which they refer. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows the issuers to “incorporate by reference” the information Transocean Ltd. has filed with it, which means that the issuers can disclose important information to you by referring you to those documents filed separately with the SEC.  The information the issuers incorporate by reference is deemed to be part of this prospectus, and subsequent information that Transocean Ltd. files with the SEC will automatically update and supersede this information.  The issuers incorporate by reference the documents listed below and any future filings Transocean Ltd. makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information “furnished” and not “filed” with the SEC, unless the issuers specifically provide that such “furnished” information is to be incorporated by reference) after the date of this prospectus and until the offering is terminated.  The documents the issuers incorporate by reference are:

●	Transocean Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 1, 2021;
●	Transocean Ltd.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021;
●	Transocean Ltd.’s Current Reports on Form 8-K filed with the SEC on February 26, 2021, April 1, 2021, April 7, 2021, June 1, 2021 and June 7, 2021; and
●	the description of Transocean Ltd.’s share capital contained in Transocean Ltd.’s Current Report on Form 8-K12G3 filed with the SEC on December 19, 2008, as updated by the description in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 1, 2021 and any other amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

A copy of these filings will be provided upon oral or written request, other than an exhibit to these filings unless the issuers have specifically incorporated that exhibit by reference into the filing, at no cost.  You may request such copies by writing or calling:

Transocean Ltd.
c/o Transocean Offshore Deepwater Drilling Inc.
1414 Enclave Parkway

Houston, Texas 77077
Attn: Investor Relations
+1 (713) 232-7500

RISK FACTORS

An investment in the issuers’ securities involves certain risks. You should carefully consider the risks related to the issuers’ securities described in the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. The business, financial condition or results of operations of Transocean Ltd. and Transocean Inc. could be materially adversely affected by any of these risks. This prospectus also contains forward-looking statements that involve risks and uncertainties. Transocean Ltd. and Transocean Inc.’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors. See “Forward-Looking Information” and “Where You Can Find More Information”.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

●	repayment or refinancing of debt;
●	acquisitions;
●	working capital;
●	capital expenditures and repurchases; and
●	redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF TRANSOCEAN INC. DEBT SECURITIES AND TRANSOCEAN LTD. GUARANTEE

The debt securities covered by this prospectus will be the general unsecured obligations of Transocean Inc. Transocean Inc. may issue two types of debt securities, senior or subordinated.  The exact terms of the debt securities will be described in a prospectus supplement.  The senior debt securities will be issued under an indenture dated December 11, 2007, among Transocean Ltd., Transocean Inc. and Wells Fargo Bank, National Association, as trustee, as supplemented.  In this prospectus, we refer to such indenture as the senior indenture.  The senior debt securities will be guaranteed by Transocean Ltd., and may also be guaranteed by one or more subsidiaries of Transocean Ltd.  The subordinated debt securities will be issued under an indenture that is substantially in the form of the Form of Indenture included as Exhibit 4.3 to the registration statement of which this prospectus forms a part, which will be entered into with a trustee and will be described more fully in the prospectus supplement for those debt securities.  In this prospectus, we refer to any such indenture as the subordinated indenture.  The subordinated debt securities may be guaranteed by Transocean Ltd., and may also be guaranteed by one or more subsidiaries of Transocean Ltd.  We refer to the senior indenture and the subordinated indenture collectively as the indentures.  The indentures are substantially identical, except for provisions relating to subordination.  The senior debt securities will constitute senior debt and will rank equally with all of Transocean Inc.’s unsecured and unsubordinated debt.  The subordinated debt securities will be subordinated to, and thus have a junior position to, Transocean Inc.’s senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to Transocean Inc.’s other subordinated debt that may be outstanding from time to time.

We have summarized material provisions of the indentures and the debt securities below.  We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.  Please read “Where You Can Find More Information.”

Provisions Applicable to Each Indenture

General.  The indentures do not limit the amount of debt securities that may be issued under that indenture, and do not limit the amount of other unsecured debt or securities that Transocean Inc. may issue.  Transocean Inc. may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.  The indentures also give Transocean Inc. the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

Unless we inform you otherwise in the applicable prospectus supplement, the indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event Transocean Inc. participates in a highly leveraged transaction or upon a change of control.  The indentures also do not contain provisions that give holders the right to require Transocean Inc. to repurchase their securities in the event of a decline in its credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Transocean Ltd. Guarantee.  Transocean Ltd. has irrevocably and unconditionally guaranteed the obligations of Transocean Inc. under the senior indenture and the debt securities issued thereunder and may irrevocably and unconditionally guarantee the obligations of Transocean Inc. under the subordinated indenture and the debt securities issued thereunder.  Unless otherwise set forth in the applicable prospectus supplement, Transocean Ltd.’s guarantee of the Transocean Inc. senior debt securities will be an unsecured obligation of Transocean Ltd. and will rank equally with all of its other unsecured and unsubordinated debt.  Unless otherwise set forth in the applicable prospectus supplement, Transocean Ltd.’s guarantee of the Transocean Inc. subordinated debt securities will be an unsecured obligation of Transocean Ltd., subordinated in right of payment to the prior payment in full of all Transocean Ltd. senior debt.

Terms.  The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

●	whether the debt securities will be senior or subordinated debt securities;
●	the title of the debt securities;
●	the total principal amount of the debt securities;

●	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global debt securities held by a depositary on behalf of holders;
●	the date or dates on which the principal of and any premium on the debt securities will be payable;
●	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;
●	any right to extend or defer the interest payment periods and the duration of the extension;
●	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;
●	the place or places where payments on the debt securities will be payable;
●	any provisions for optional redemption or early repayment;
●	any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;
●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;
●	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;
●	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
●	whether the debt securities are defeasible in the matter described below under “—Defeasance,” and any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;
●	any changes or additions to the events of default or covenants described in this prospectus;
●	any restrictions or other provisions relating to the transfer or exchange of debt securities;
●	any terms for the conversion or exchange of the debt securities for other securities of Transocean Inc., Transocean Ltd. or any other entity;
●	with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and
●	any other terms of the debt securities not prohibited by the applicable indenture.

Transocean Inc. may sell the debt securities at a discount, which may be substantial, below their stated principal amount.  These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.  If Transocean Inc. sells these debt securities, it will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations relating to those debt securities.

If Transocean Inc. sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, it will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale of Assets.  The indentures generally permit a consolidation, merger or scheme of arrangement qualifying as an amalgamation between Transocean Inc. and another entity.  They also permit

Transocean Inc. to sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets.  Transocean Inc. has agreed, however, that it will not consolidate with, merge into or complete a scheme of arrangement qualifying as an amalgamation with any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any entity unless:

●	immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction;
●	if Transocean Inc. is not the continuing entity, the resulting entity or transferee assumes by supplemental indenture the due and punctual payments on the debt securities and the performance of Transocean Inc.’s covenants and obligations under the indenture and the debt securities; and
●	Transocean Inc. delivers to the trustee an officers’ certificate and opinion of counsel stating that the transaction and supplemental indenture comply with the indenture.

Upon any such consolidation, merger or scheme of arrangement qualifying as an amalgamation in which Transocean Inc. is not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving Transocean Inc., the resulting successor entity or transferee will be substituted for Transocean Inc. under the applicable indenture and debt securities and Transocean Inc. will be released from the applicable indenture.

Events of Default.  Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

●	failure to pay interest when due on that series of debt securities for 30 days;
●	failure to pay principal of or any premium on that series of debt securities when due;
●	failure to make any sinking fund payment when required for that series for 30 days;
●	failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;
●	specified events involving a bankruptcy case, insolvency, liquidation or reorganization of Transocean Inc.; and
●	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series.  The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence.  However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder.  If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases if Transocean Inc. fails to comply with the terms of the indenture, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable.  The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

●	the holder gives the trustee written notice of a continuing event of default for that series;
●	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
●	the holders offer to the trustee indemnity satisfactory to the trustee;
●	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and
●	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

●	with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of certain specified events of default; or
●	with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities, or would expose the trustee to personal liability.  In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

The indentures require Transocean Inc. to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

Modification and Waiver.  Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it.  Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
●	reduce the rate of or change the time for payment of interest on the debt security;
●	reduce the principal of the debt security or change its stated maturity;
●	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;
●	change any obligation to pay additional amounts on the debt security;
●	make payments on the debt security payable in currency other than as originally stated in the debt security;

●	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;
●	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;
●	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or
●	waive a continuing default or event of default regarding any payment on the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

●	to cure any ambiguity, omission, defect or inconsistency;
●	to provide for the assumption of Transocean Inc.’s obligations under the indenture by a successor upon any merger, consolidation or scheme of arrangement qualifying as an amalgamation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of Transocean Inc.’s assets, in each case as permitted under the indenture;
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for the issuance of bearer debt securities;
●	to provide any security for, any guarantees of or any additional obligors on any series of debt securities;
●	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
●	to add covenants that would benefit the holders of any debt securities or to surrender any rights Transocean Inc. has under the indenture;
●	to add events of default with respect to any debt securities;
●	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus supplement will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;
●	to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and
●	to evidence and provide for the appointment of a successor trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities.  Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance.  When Transocean Inc. uses the term defeasance, it means discharge from some or all of its obligations under an indenture.  Transocean Inc. will inform you in the applicable prospectus supplement if defeasance provisions apply to a series of debt securities.  For such debt securities, if any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at Transocean Inc.’s option, either of the following will occur:

●	Transocean Inc. will be discharged from its obligations with respect to the debt securities of that series (“legal defeasance”); or
●	Transocean Inc. will no longer have any obligation to comply with the consolidation, merger, scheme of arrangement and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust.  In the case of covenant defeasance, Transocean Inc.’s obligation to pay principal, premium and interest on the debt securities will also survive.

Unless it informs you otherwise in the prospectus supplement, Transocean Inc. will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes.  If Transocean Inc. elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law.  New York law will govern the indentures and the debt securities.

Trustee.  If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs.  The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes Transocean Inc.’s creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise.  The trustee is permitted to engage in other transactions with Transocean Inc.  If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Form, Exchange, Registration and Transfer.  The debt securities will be issued in registered form, without interest coupons.  There will be no service charge for any registration of transfer or exchange of the debt securities.  However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture.  Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Transocean Inc. designates.  The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities.  If a prospectus supplement refers to any transfer agents Transocean Inc. initially designates, Transocean Inc. may at any time rescind that designation or approve a change in the location through which any transfer agent acts.  Transocean Inc. is required to maintain an office or agency for transfers and exchanges in each place of payment.  Transocean Inc. may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, Transocean Inc. will not be required to register the transfer or exchange of:

●	any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or
●	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent.  Unless Transocean Inc. informs you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent.  At the option of Transocean Inc., however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register.  Unless Transocean Inc. informs you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless Transocean Inc. informs you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture.  Transocean Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business date.  For these purposes, unless Transocean Inc. informs you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to Transocean Inc. upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due.  After payment to Transocean Inc., holders entitled to the money must look to Transocean Inc. for payment.  In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices.  Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

Replacement of Debt Securities.  Transocean Inc. will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to Transocean Inc. and the trustee.  In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and Transocean Inc. may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

Book-Entry Debt Securities.  The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement.  Global debt securities may be issued in either temporary or permanent form.  Transocean Inc. will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

Subordination.  Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below.  Unless Transocean Inc. informs you otherwise in the prospectus supplement, Transocean Inc. may not make any payment of principal of or any premium or interest on the subordinated debt securities if Transocean Inc. fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.  Upon distribution of the assets of Transocean Inc. or any dissolution, winding up, liquidation or reorganization, the holders of all Senior Debt will be entitled to payments in full before the holders of subordinated debt securities are entitled to receive any payment of principal or interest.

The subordination does not affect Transocean Inc.’s obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities.  In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that Transocean Inc. may incur.  As a result of the subordination of the subordinated debt securities, if Transocean Inc. becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless Transocean Inc. informs you otherwise in a prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of Transocean Inc., unless the debt states that it is not senior to the subordinated debt securities or Transocean Inc.’s other junior debt.  Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

DESCRIPTION OF TRANSOCEAN LTD. SHARES

The following description of the share capital of Transocean Ltd. is a summary.  This summary is subject to the complete text of our articles of association, which are incorporated by reference into the registration statement of which this prospectus forms a part.  We encourage you to read the articles of association carefully.  In this section, references to “we,” “our,” and “us” mean Transocean Ltd.

General

Issued Share Capital.  As of June 10, 2021, the share capital of Transocean Ltd. registered shares in the commercial register, which reflects Transocean Ltd.’s total issued share capital was CHF 68,567,616.50, divided into 685,676,165 registered shares, par value 0.10 Swiss francs per share. The issued shares are fully paid, non-assessable, and rank pari passu with each other and all other shares.

General Authorized Share Capital.  Our board of directors is authorized to issue new shares at any time until May 27, 2023 and thereby increase the stated share capital by a maximum amount of 20,570,285.00 Swiss francs by issuing a maximum of 205,702,850 shares.  Our general authorized share capital expires on May 27, 2023.

Our board of directors determines the time of the issuance, the issuance price, the manner in which the new shares have to be paid in, the date from which the new shares carry the right to dividends and, subject to the provisions of our articles of association, the conditions for the exercise of the preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised.  The board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or shares, the preemptive rights in respect of which have not been exercised, at market conditions or use them otherwise in our interest.  A withdrawal of preemptive rights with respect to shares issued out of our authorized share capital is limited to 68,567,616 shares. For further information on preemptive rights with respect to our authorized share capital, see “—Preemptive Rights and Advance Subscription Rights” below.

An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of Transocean Ltd., and (ii) in partial amounts shall be permissible.

The shares will be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of our articles of association.

Conditional Share Capital. Article 6 of our articles of association provide for a conditional share capital that allows the issuance by us of up to 142,363,647 shares and thus an increase of the stated share capital by a maximum amount of 14,236,364.70 Swiss francs.  These shares may be issued through:

●	the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of us or any of our group companies or any of our respective predecessors; or
●	in connection with the issuance of shares, options or other share-based awards to members of the board of directors, members of our executive management, employees, contractors, consultants or other persons providing services to us or our subsidiaries.

For information on preemptive rights with respect to our conditional share capital, see “—Preemptive Rights and Advance Subscription Rights” below.

Other Classes or Series of Shares / Non-voting stock.  The board of directors may not create shares with increased voting powers (Stimmrechtsaktien) without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and an absolute majority of the par value of the shares, each as represented (in person or by proxy) at a general meeting of the shareholders.  The board of directors may create preferred stock (Vorzugsaktien) with the vote of a majority of the votes cast at a general meeting of our shareholders (not counting broker non-votes, abstentions and blank or invalid ballots). We have not issued any non-voting stock to date (Partizipationsscheine, Genussscheine).

Preemptive Rights and Advance Subscription Rights

Under the Swiss Code of Obligations (the “Swiss Code”), the prior approval of a general meeting of shareholders is generally required to authorize, for later issuance, the issuance of shares, or rights to subscribe for, or convert into, shares (which rights may be connected to debt instruments or other obligations).  In addition, the existing shareholders will have preemptive rights in relation to such shares or rights in proportion to the respective par values of their holdings (Bezugsrechte).  The shareholders may, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the shares represented at the general meeting, withdraw or limit the preemptive rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below).

If the general meeting of shareholders has approved the creation of authorized or conditional capital, it may delegate the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to the board of directors. However, the valid reasons justifying the exclusion of the preemptive right must be stated in the articles of association. Our articles of association provide for this delegation and state the valid reasons with respect to our authorized and conditional share capital in the circumstances described below under “—Authorized Share Capital” and “—Conditional Share Capital.”

General Authorized Share Capital.  At any time until May 27, 2023 and pursuant to Article 5 of the articles of association, the board of directors is authorized to withdraw or limit the preemptive rights of the shareholders with respect to a maximum of 68,567,616 shares and to allot them to individual shareholders or third parties with respect to the issuance of shares from authorized capital if:

●	the issue price of the new shares is determined by reference to the market price;
●	the shares are issued in connection with the acquisition of an enterprise or participations or any part of an enterprise or participations, the financing or refinancing of any such transactions or the financing of our new investment plans;
●	the shares are issued in connection with the intended broadening of our shareholder constituency of us in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the shares on domestic or foreign stock exchanges;
●	in connection with a placement or sale of shares, the grant of an over-allotment option of up to 20% of the total number of shares in a placement or sale of shares to the initial purchaser(s) or underwriter(s) thereof; and
●	for the participation of directors, members of our executive management team, employees, contractors, consultants and other persons performing services for our benefit or the benefit of any of our subsidiaries.

Conditional Share Capital.  In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our shares, the preemptive rights of shareholders are excluded and the board of directors is authorized to withdraw or limit the advance subscription rights (Vorwegzeichnungsrecht) of shareholders in connection with the issuance of bonds, notes, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our shares if the issuance is for purposes of financing or refinancing the acquisition of an enterprise or business, parts of an enterprise, participations or investments, or if the issuance occurs in national or international capital markets or through a private placement.

●	If the advance subscription rights are withdrawn or limited:
●	the respective financial instruments or contractual obligations will be issued or entered into at market conditions;

●	the conversion, exchange or exercise price, if any, for instruments or obligations will be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into; and
●	the instruments or obligations may be converted, exercised or exchanged during a maximum period of 30 years.

The preemptive rights and the advance subscription rights of shareholders are excluded with respect to shares, bonds, notes, warrants or other securities or contractual obligations issued from our conditional share capital to directors, members of executive management, employees, contractors, consultants or other persons providing services to us or any of our subsidiaries.

Dividends and Other Distributions

Under the Swiss Code, dividends may be paid out only if we have sufficient distributable profits from the previous fiscal year, or if we have freely distributable reserves (including contribution reserves, which are also referred to as additional paid-in capital), each as will be presented on our audited annual standalone statutory balance sheet.  The affirmative vote of shareholders holding a majority of the votes cast at a general meeting of shareholders (not counting abstentions and blank or invalid ballots) must approve the distribution of dividends.  The board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution.

Payments out of our share capital (in other words, the aggregate par value of our registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a par value reduction.  Such a par value reduction requires the approval of shareholders holding a majority of the votes cast at the general meeting of shareholders (not counting abstentions and blank or invalid ballots).  A special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial register.  A licensed audit expert must prepare the audit report and be present at the general meeting of shareholders that adopts the resolution.  Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the par value reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

Under the Swiss Code, if our general reserves amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate par value of our registered capital), then at least 5% of our annual profit must be retained as general reserves.  The Swiss Code and our articles of association permit us to accrue additional general reserves.  In addition, if we acquire our own shares, we would be required to account for these shares, if acquired by our parent company Transocean Ltd., as a negative item in our shareholders' equity or, if these shares are acquired by one of our subsidiaries, to create a special reserve, in each case on our audited annual standalone statutory balance sheet in the amount of the purchase price of the shares repurchased by our parent or our subsidiary.  The negative item in our shareholders' equity or the reserve amount would effectively reduce our capacity to declare dividends or effect subsequent repurchases of our shares.

Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends.  Our auditor must confirm that a proposal made by the board of directors to shareholders regarding the appropriation of our available earnings or the distribution of freely distributable reserves conforms to the requirements of the Swiss Code and our articles of association.  Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment, but shareholders may also resolve at the annual general meeting of shareholders to pay dividends in quarterly or other installments.  Our articles of association provide that dividends that have not been claimed within five years after the payment date become our property and are allocated to the general reserves.  Dividends paid out of distributable profits or distributable general reserves are subject to Swiss withholding tax, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries.  Distributions to shareholders in the form of a par value reduction and distributions out of qualifying additional paid-in capital are not subject to the Swiss federal withholding tax.

Dividends, if declared by us, are expected to be declared, subject to applicable limitations under Swiss law, in U.S. dollars, or in Swiss francs, and shareholders may be given the right to elect to be paid any such dividends in U.S. dollars or Swiss francs.  Distribution through a reduction in the par value of the shares must be declared in Swiss francs; however, shareholders may be provided with the option to elect to be paid in U.S. dollars or Swiss francs.

Repurchases of Shares

The Swiss Code limits our ability to hold or repurchase our own shares.  We and our subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable equity capital is available, as described above under “—Dividends and Other Distributions.”  The aggregate par value of all of our shares held by us and our subsidiaries may not exceed 10% of the registered share capital.  However, we may repurchase our own shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation.  Any shares repurchased pursuant to such an authorization will then be cancelled at a general meeting of shareholders upon the approval of shareholders holding a majority of the votes cast at the general meeting.  Repurchased shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are, unless otherwise resolved by our shareholders at a general meeting, entitled to the economic benefits generally associated with the shares.

General Meetings of Shareholders

The general meeting of shareholders is our supreme corporate body.  Ordinary and extraordinary shareholders meetings may be held.  Among other things, the following powers will be vested exclusively in the shareholders meeting:

●	adoption and amendment of our articles of association;
●	the annual election of the chairman of the board of directors, the members of the board of directors, the members of the compensation committee of the board of directors, the auditor and the independent proxy;
●	approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;
●	appropriation of the annual profit shown on our annual stand-alone statutory balance sheet, in particular the distribution of any dividends;
●	discharge of the members of the board of directors and the executive management team from liability for business conduct during the previous fiscal year(s) to the extent such conduct is known to the shareholders;
●	ratification of the maximum aggregate amounts of compensation of the board of directors and the executive management team;
●	subject to certain exceptions, the approval of a business combination with an interested shareholder (as such terms are defined in our articles of association); and
●	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Notice and Proxy Statements

Under the Swiss Code and our articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose, among other things, of approving the annual financial statements and the annual management report, the annual election of our chairman of the board of directors, the members of the board of directors, the members of the compensation committee of our board of directors, our auditor and our independent proxy, and the ratification of the maximum aggregate amount of compensation of the board of directors and the executive management team.  The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the date of the relevant general meeting of shareholders.  The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who requested that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates.  No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given.  This does not apply, however, to proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation.  No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

Annual general meetings of shareholders are convened by the board of directors or, under certain circumstances required by law, by the auditor.  A general meeting of shareholders can be held anywhere.

We expect to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.

Extraordinary General Meetings of Shareholders

An extraordinary general meeting may be called upon the resolution of the board of directors or, under certain circumstances required by law, by the auditor.  In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the share capital recorded in the commercial register or according to the views expressed in legal writing, which is a persuasive authority in Switzerland, holding shares with an aggregate par value of CHF 1 million, specifying the items for the agenda and their proposals, or if it appears from the annual stand-alone statutory balance sheet that half of our share capital recorded in the commercial register and legal reserves are not covered by our assets (Kapitalverlust).  In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

Agenda Requests

Under our articles of association, any shareholder may request that an item be included on the agenda of a general meeting of shareholders.  Such shareholder may also nominate one or more directors for election.  A request for inclusion of an item on the agenda or a nominee must be made in writing at least 30 calendar days prior to the anniversary date of the proxy statement in connection with our last general meeting of shareholders; provided, however, that if the date of the general meeting of shareholders is more than 30 calendar days before or after the anniversary date of the last annual general meeting of shareholders, such request must instead be made by the tenth calendar day following the date on which we have made public disclosure of the date of the general meeting of shareholders.  The request must specify in writing the relevant agenda items and motions, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

Our annual report, our compensation report pursuant to Swiss law and the auditor’s reports must be made available for inspection by the shareholders at our registered office in Steinhausen, Canton of Zug, Switzerland, no later than 20 calendar days prior to the annual general meeting of shareholders.  Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge.  Shareholders of record will be notified of this in writing.

Voting

Each of our shares carries one vote at a general meeting of shareholders.  Voting rights may be exercised by shareholders registered in our share register or by a duly appointed proxy of a registered shareholder (including the independent proxy), which proxy need not be a shareholder.  Our articles of association do not limit the number of shares that may be voted by a single shareholder.  Shareholders wishing to exercise their voting rights who hold their shares through a bank, broker or other nominee should follow the instructions provided by such bank, broker or other nominee or, absent instructions, contact such bank, broker or other nominee for instructions.  Shareholders holding their shares through a bank, broker or other nominee will not automatically be registered in our share register.  If any such shareholder wishes to be registered in our share register, such shareholder should contact the bank, broker or other nominee through which it holds our shares.

Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Our articles of association do not provide for cumulative voting for the election of directors.

Pursuant to our articles of association, the shareholders generally pass resolutions by the affirmative vote of a relative majority of the votes cast at the general meeting of shareholders (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or our articles of association.  However, our articles of association provide that directors may be elected at a general meeting of shareholders by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting.  Our Corporate Governance Guidelines have a majority vote policy that provides that the board may nominate only those candidates for director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (1) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the board accepts the resignation following such failure.  If a nominee who has submitted such a letter of resignation does not receive more votes cast “for” than “against” the nominee’s election, the corporate governance committee must promptly review the letter of resignation and recommend to the board whether to accept the tendered resignation or reject it.  The board must then act on the corporate governance committee’s recommendation within 90 days following the shareholder vote.  The board must promptly disclose its decision regarding whether or not to accept the nominee’s resignation letter.

The acting chair may direct that resolutions and elections be held by use of an electronic voting system.  Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot. Pursuant to legislation temporarily enacted by the Swiss Federal Council in connection with the COVID-19 pandemic, currently in effect until December 31, 2021 (subject to further extensions), we may, regardless of the number of shareholders attending the general meeting of shareholders and without complying with the 20-calendar day period for convening general meetings, restrict the personal attendance of shareholders at a general meeting of shareholders and request shareholders to exercise their voting rights exclusively (i) in writing or electronically or (ii) through our independent proxy. We must give notice to our shareholders of any such restriction no later than four calendar days before the date of the general meeting of shareholders.

The Swiss Code and/or our articles of association require the affirmative vote of at least two-thirds of the voting rights and an absolute majority of the par value of the shares, each as represented at a general meeting to approve, among other things, the following matters:

●	the amendment to or the modification of the purpose clause in our articles of association;
●	the creation or cancellation of shares with privileged voting rights;
●	the restriction on the transferability of shares or cancellation thereof;
●	the restriction on the exercise of the right to vote or the cancellation thereof;
●	an authorized or conditional increase in the share capital;
●	an increase in the share capital through (1) the conversion of capital surplus, (2) a contribution in kind, or for purposes of an acquisition of assets, or (3) a grant of special privileges;
●	the limitation on or withdrawal of preemptive rights;
●	a change in our registered office;

●	the conversion of registered shares into bearer shares and vice versa; and
●	our dissolution.

The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets and Liabilities (the “Merger Act”), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company—in such a merger, an affirmative vote of 90% of the outstanding shares is required).  Swiss law may also impose this supermajority voting requirement in connection with the sale of “all or substantially all of our assets” by us.  See “—Compulsory Acquisitions; Appraisal Rights” below.

Our articles of association require the affirmative vote of at least two-thirds of the shares entitled to vote at a general meeting to approve the following matters:

●	the removal of a serving member of the board of directors;
●	any changes to Article 14, paragraph 1 specifying advance notice of proposal requirements;
●	any changes to Article 18 specifying vote requirements for resolutions and elections;
●	any changes to Article 20, paragraph 2 specifying supermajority vote requirements;
●	any changes to Article 21 specifying quorum requirements;
●	any changes to Article 22 specifying the number of members of the board of directors;
●	any changes to Article 23 specifying the term of the board of directors; and
●	any changes to Article 24 specifying the organization of the board of directors and the indemnification provisions for directors and officers.

Our articles of association require the affirmative vote of holders of the number of our shares at least equal to the sum of (A) two-thirds of the number of all shares outstanding and entitled to vote at a general meeting, plus (B) a number of shares outstanding and entitled to vote at the general meeting that is equal to one-third of the number of shares held by an interested shareholder, for us to engage in any business combination with an interested shareholder (as those terms are defined in our articles of association) and for the amendment of the provisions in our articles of association relating to this shareholder approval requirement.

Quorum for General Meetings

The presence of shareholders, in person or by proxy, holding at least a majority of the shares entitled to vote at the time when the general meeting proceeds to business is generally the required presence for a quorum for the transaction of business at a general meeting of shareholders.  However, the presence of shareholders, in person or by proxy, holding at least two-thirds of the share capital recorded in the commercial register at the time when the general meeting proceeds to business is the required presence for a quorum to adopt a resolution to amend, vary, suspend the operation of or cause any of the following provisions of our articles of association to cease to apply:

●	Article 18—which relates to proceedings and procedures at general meetings;
●	Article 19(g)—which relates to business combinations with interested shareholders;
●	Article 20—which sets forth the level of shareholder approval required for certain matters;

●	Article 21—which sets forth the quorum at a general meeting required for certain matters, including the removal of a serving member of the board of directors; and
●	Articles 22, 23 and 24—which relate to the size and the organization of the board of directors, the term of directors and the indemnification provisions for directors and officers.

Additionally, shareholders present, in person or by proxy, holding at least two-thirds of the share capital recorded in the commercial register at the time when the general meeting proceeds to business constitute the required presence for a quorum at a general meeting to adopt a resolution to remove a serving director.

Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records

Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his, her or its own shares and otherwise to the extent necessary to exercise his, her or its shareholder rights.  No other person has a right to inspect the share register.  The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company’s business secrets.  At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company.  Shareholders may also ask the auditor questions regarding its audit of the company.  The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other of our material interests.

Special Investigation

If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that a special commissioner investigate specific facts in a special investigation.  If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at our registered office to appoint a special commissioner.  If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of shares in an aggregate par value of at least 2 million Swiss francs may request, within three months after the general meeting, the court to appoint a special commissioner.  The court will issue such an order if the petitioners can demonstrate prima facie that the board of directors, any member of our board of directors or one of our officers infringed the law or our articles of association and thereby damaged the company or the shareholders.  The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Swiss companies that undertake business combinations and other transactions that are binding on all shareholders are governed by the Merger Act.  A statutory merger or demerger requires that at least two-thirds of the shares and a majority of the par value of the shares, each as represented at the general meeting of shareholders, vote in favor of the transaction.  Under the Merger Act, a “demerger” may take two forms:

●	a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or
●	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction.  See “—Voting” above.

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company.  With respect to corporations limited by shares, such as Transocean Ltd., the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares.  In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company).  For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the shares, each as represented at the general meeting of shareholders.  Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

●	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;
●	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and
●	the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Legal Name; Formation; Fiscal Year; Registered Office

Transocean Ltd. was initially formed on August 18, 2008.  It is incorporated and domiciled in Steinhausen, Canton of Zug, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft).  Transocean Ltd. is recorded in the Commercial Register of the Canton of Zug with the registration number CHE-114.461.224.  Transocean Ltd.’s fiscal year is the calendar year.

The address of Transocean Ltd.’s registered office is Transocean Ltd., Turmstrasse 30, 6312 Steinhausen, Switzerland, and the telephone number at that address is +41 (41) 749 0500.

Corporate Purpose

Transocean Ltd. is the parent holding company of the Transocean group.  Pursuant to its articles of association, its business purpose is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad, in particular in businesses that are involved in offshore contract drilling services for oil and gas wells, oil and gas drilling management services, drilling engineering services and drilling project management services and oil and gas exploration and production activities, and to provide financing for this purpose.  Transocean Ltd. may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad.

Duration and Liquidation

Our articles of association do not limit our duration.  Under Swiss law, we may be dissolved at any time by a resolution adopted at a general meeting of shareholders, which must be passed by the affirmative vote of holders of at least two thirds of voting rights and an absolute majority of the par value of the shares, each as represented (in person or by proxy) at the general meeting.  Dissolution and liquidation by court order is possible if (1) we become bankrupt or (2) shareholders holding at least 10% of our share capital so request for valid reasons.  Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed in proportion to the paid-up par value of shares held. The amount exceeding the par value of the share is subject to Swiss withholding tax of 35%.  Our shares carry no privilege with respect to such liquidation surplus.

Uncertificated Shares

Our shares have been issued in uncertificated form in accordance with article 973c of the Swiss Code as uncertificated securities, which have been registered with Computershare, and constitute intermediated securities within the meaning of the Swiss Federal Act on Intermediated Securities.  In accordance with article 973c of the Code, Transocean Ltd. maintains a register of uncertificated securities (Wertrechtebuch).

Stock Exchange Listing

Our shares are listed and trade on the NYSE under the symbol “RIG.”

No Sinking Fund

The shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares that have been issued to date are duly and validly issued, fully paid and nonassessable.

No Redemption and Conversion

The shares are not convertible into shares of any other class or series or subject to redemption either by us or the holder of the shares.

Transfer and Registration of Shares

We have not imposed any restrictions applicable to the transfer of our shares, other than the requirement that an acquirer of shares expressly declares to have acquired the shares in its own name and for its own account.  Our share register is maintained by Computershare, which acts as transfer agent and registrar.  The share register reflects only record owners of our shares.  Swiss law does not recognize fractional share interests.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of Transocean Ltd., debt securities of Transocean Inc. or other securities or any combination of the foregoing.  We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities.  Warrants will be issued under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

We have summarized selected provisions of the warrants and the warrant agreements below.  If we offer any warrants, we will file the form of any warrant certificate and warrant agreement with the SEC, and you should read the warrant certificate and warrant agreement for provisions that may be important to you.

The prospectus supplement relating to any warrants being offered will describe the warrants and include specific terms relating to the offering.  The prospectus supplement will include some or all of the following:

●	the title of the warrants;
●	the aggregate number of warrants offered;
●	the designation, number and terms of the shares of Transocean Ltd., debt securities of Transocean Inc. or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
●	the amount of warrants outstanding;
●	the exercise price of the warrants, and provisions for changes to or adjustments in the exercise price;
●	the dates or periods during which the warrants are exercisable;
●	the designation and terms of any securities with which the warrants are issued;
●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
●	any minimum or maximum amount of warrants that may be exercised at any one time;
●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; or
●	any other terms of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement.  Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants, without the consent of the holders of the warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend various other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected.  Without the consent of the holders affected, however, no modification or amendment may:

●	shorten the period of time during which the warrants may be exercised; or
●	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability

The warrant agent will act solely as our agent and will not assume any agency or trust obligation or relationship for or with any holder or beneficial owner of warrants.  The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates.  A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of shares of Transocean Ltd., debt securities of Transocean Inc. or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula.  Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula.  We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement.  The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis.  The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement.  Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of Transocean Ltd. or debt securities of Transocean Inc.  The rights may or may not be transferable by the persons purchasing or receiving the rights.  In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.  Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the securities that may be purchased upon exercise of the rights;
●	the aggregate number of rights issued and the aggregate number of shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;
●	the amount of rights outstanding;

●	the exercise price, and provisions for changes to or adjustments in the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;
●	applicable tax considerations; and
●	any other terms of the rights.

Each right would entitle the holder of such right to purchase for cash the principal amount of shares or debt securities at the exercise price set forth in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Holders of rights will have no rights as shareholders with respect to the shares or any of our equity securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares have been issued to such persons.  Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price.  All exercises of rights are final and cannot be revoked by the holder of rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The applicable prospectus supplement will describe:

●	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units;
●	a description of the provisions for the payment, settlement, transfer or exchange of the units;
●	whether the units will be issued in full registered or global form; and
●	any other terms of the units.

We will file the unit agreement, together with the terms of the underlying securities, with the SEC if we offer any units.

ANTI-TAKEOVER PROVISIONS

Transocean Ltd.’s articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending our articles of association.

Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Transocean Ltd.’s articles of association. Transocean Ltd.’s articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the shares outstanding and entitled to vote at that meeting.

Transocean Ltd.’s articles of association include a provision that is based on the Delaware corporate law regarding business combinations. This provision provides that, subject to specified exceptions, absent the approval of holders of the number of shares at least equal to the sum of (A) two-thirds of the number of all shares outstanding and entitled to vote at a general meeting, plus (B) a number of shares outstanding and entitled to vote at the general meeting that is equal to one-third of the number of shares held by an interested shareholder, Transocean Ltd. may not engage in any business combination with an interested shareholder (as those terms are defined in Transocean Ltd.’s articles of association) or amend the provisions in Transocean Ltd.’s articles of association relating to this shareholder approval requirement.

The shareholder approval requirement for business combinations with interested shareholders does not apply in some cases, including if:

●	the board of directors, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction as a result of which the shareholder becomes an interested shareholder; or
●	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the shares outstanding and entitled to vote at a general meeting of shareholders at the time the transaction commenced.

As defined in Transocean Ltd.’s articles of association, an interested shareholder generally includes any person who, together with that person’s affiliates or associates, (1) owns 15% or more of the voting shares of Transocean Ltd. or (2) is an affiliate or associate of Transocean Ltd. and owned 15% or more of the voting shares of Transocean Ltd. at any time within the previous three years.

Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. However, in certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.

Transocean Ltd.’s articles of association include an authorized share capital, according to which the board of directors is authorized to issue new shares at any time until May 27, 2023 and thereby increase the stated share capital by up to 205,702,850 shares. Under the terms of the authorized share capital, our board of directors has authority to withdraw or limit the preemptive rights of the existing shareholders in various circumstances with respect to up to 68,567,616 shares.

The articles of association also include a conditional share capital, according to which we may, from time to time, issue up to a maximum of 142,363,647 shares in connection with bonds, notes, warrants and other financial instruments or contractual obligations convertible into or exercisable for shares. Under the terms of the conditional share capital, the board of directors has authority to withdraw or limit the advance subscription rights of the existing shareholders with respect to bonds, notes, warrants and other financial instruments or contractual obligations convertible into or exercisable for shares if the issuance or grant is for purposes of the financing or refinancing of an acquisition of an enterprise or business, parts of an enterprise, participations or investments, or if the issuance occurs in national or international capital markets or through private placements. For further information on preemptive rights and advance subscription rights, see “Description of Transocean Ltd. Shares—Preemptive Rights and Advance Subscription Rights” above.

For other provisions that could be considered to have an anti-takeover effect, see “Description of Transocean Ltd. Shares—General Meetings of Shareholders” above.

PLAN OF DISTRIBUTION

The issuers may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) through a combination of any of these methods.  The prospectus supplement will set forth the following information:

●	the terms of the offering,
●	the names of any underwriters or agents,
●	the purchase price of the securities,
●	the net proceeds to the respective issuers from the sale of the securities,
●	any delayed delivery arrangements,
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation,
●	any initial public offering price,
●	any discounts or concessions allowed or reallowed or paid to dealers, and
●	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless the issuer informs you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell Transocean Ltd.’s shares under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NYSE, on any other existing trading market for Transocean Ltd.’s shares or to or through a market maker, or in privately negotiated transactions, including block trades. Unless Transocean Ltd. informs you otherwise in the applicable prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. Transocean Ltd. will include in the applicable prospectus supplement the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.  If commenced, these activities may be discontinued at any time.

If an issuer uses dealers in the sale of securities, it will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The issuer will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

The issuers may sell the securities directly.  In that event, no underwriters or agents would be involved.  An issuer may also sell the securities through agents the issuer designates from time to time.  In the prospectus supplement, such issuer will name any agent involved in the offer or sale of the offered securities, and the issuer will describe any commissions payable by the issuer to the agent.  Unless an issuer informs you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The issuers may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The issuer will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If an issuer so indicates in the prospectus supplement, such issuer may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from the issuer at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

The issuers may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as the issuer’s agents.  The issuers will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement.  Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

The issuers may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third parties may use securities pledged by an issuer or borrowed from an issuer or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from such issuer in settlement of those derivatives to close out any related open borrowings of shares.

The issuers or any of their affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus.  Such financial institution or third party may transfer its short position to investors in an issuer’s securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

The issuers may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make.  Agents, dealers and underwriters may be our customers, may engage in transactions with us, or may perform services for us in the ordinary course of their businesses.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Each series of offered securities will be a new issue, and other than the shares of Transocean Ltd., which are listed on the NYSE, will have no established trading market. The issuers may elect to list any series of offered securities on an exchange, but the issuers are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. The issuers cannot assure you that a liquid trading market for any of our offered securities will develop.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon by Carey Olsen, Grand Cayman, Cayman Islands, as to matters of Cayman Islands law, by Baker Botts L.L.P., Houston, Texas, as to certain matters relating to U.S. law and by Homburger AG, Zurich, Switzerland as to matters of Swiss law.  Any underwriters will be advised about matters relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Transocean Ltd. appearing in Transocean Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including the schedule appearing therein), and the effectiveness of Transocean Ltd.’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by the registrant in connection with the issuance and distribution of the securities being registered.  All the amounts shown are estimates.

SEC registration fee	$*
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Fees and expenses of trustee and counsel	**
Rating agency fees	**
Miscellaneous	**
Total	$**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
**

These fees and expenses payable in connection with the issuance and distribution of the securities registered hereby cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances.  An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, an amendment to this registration statement, a Rule 424 filing or a Current Report on Form 8-K in connection with an offering of securities hereunder.

Item 15. Indemnification of Directors and Officers

Transocean Ltd.

Transocean Ltd. believes, based on the interpretation of leading Swiss legal scholars, which is a persuasive authority in Switzerland, that, under Swiss law, it may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned.  Article 24 of Transocean Ltd.’s articles of association makes indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Transocean Ltd. to the fullest extent allowed by law.  Under Transocean Ltd.’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer.  Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers.

Transocean Ltd. may obtain such insurance from one or more third-party insurers or captive insurance companies.  Transocean Ltd. has also entered into indemnification agreements with each of its directors and certain of its executive officers that provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.  The agreements provide that Transocean Ltd. will indemnify each such director and executive officer if such director or executive officer acted in good faith and reasonably believed he or she was acting in the best interest of Transocean Ltd. and, in addition, with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.  The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he or she is not entitled to indemnification.  The disinterested members of Transocean Ltd.’s board of directors or an independent counsel will determine whether indemnification payment should be made in any particular instance.  In making such determination, the board of directors or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and Transocean Ltd. has the burden of proof in seeking to overcome such presumption.  If the board of directors or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration with respect to his or her right to indemnification under his agreement.

The rights and authority conferred by Article 24 of Transocean Ltd.’s articles of association and by the indemnification agreement described above are not exclusive of any other right that any person has or hereafter acquires under any law, provision of Transocean Ltd.’s articles of association, organizational regulations, agreement, vote of shareholders or of Transocean Ltd.’s board of directors or otherwise.

Transocean Ltd. also has directors’ and officers’ liability insurance that would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them while acting in their capacity as such.  Transocean Ltd. may obtain such insurance from one or more third party or captive insurance companies.

Transocean Inc.

Paragraphs 136 and 137 of Transocean Inc.’s articles of association provide that:

Every director (including any alternate director appointed pursuant to the provisions of the articles), secretary, assistant secretary, or other officer for the time being and from time to time of Transocean Inc. (but not including its auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of Transocean Inc. against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of Transocean Inc.’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning Transocean Inc. or its affairs in any court whether in the Cayman Islands or elsewhere.

No Indemnified Person shall be liable:

●	for the acts, receipts, neglects, defaults or omissions of any other director or officer or agent of Transocean Inc.;
●	for any loss on account of defect of title to any property of Transocean Inc.;
●	on account of the insufficiency of any security in or upon which any money of Transocean Inc. shall be invested;
●	for any loss incurred through any bank, broker or other similar person;
●	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on such Indemnified Person’s part; or
●	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.

General

Agreements that may be entered into with underwriters, dealers and agents who participate in the distribution of our securities or Transocean Inc.’s securities may contain provisions relating to the indemnification of our officers and directors.

Item 16.Exhibits*

Exhibit No.	Description
3.1	Articles of Association of Transocean Ltd. (incorporated by reference to Exhibit 3.1 to Transocean Ltd.’s Current Report on Form 8-K filed on June 1, 2021)
3.2	Organizational Regulations of Transocean Ltd. (incorporated by reference to Exhibit 3.1 to Transocean Ltd.’s Current Report on Form 8-K filed on April 7, 2021)
3.3

Amended and Restated Memorandum and Articles of Association of Transocean Inc. (incorporated by reference to Exhibit 3.1 to Transocean Inc.’s Current Report on Form 8-K (Commission File No. 333-75899) filed on December 19, 2008)

4.1

Senior Indenture, dated as of December 11, 2007, between Transocean Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.36 to Transocean Inc.’s Annual Report on Form 10-K (Commission File No. 333-75899) for the year ended December 31, 2007)

4.2

Third Supplemental Indenture, dated as of December 18, 2008, among Transocean Ltd., Transocean Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to Transocean Ltd.’s Current Report on Form 8-K (Commission File No. 333-75899) filed on December 19, 2008)

4.3	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to Transocean Inc.’s Registration Statement on Form S-3 (No. 333-147785) filed on December 3, 2007)
4.4

Form of First Supplemental Indenture to the Form of Subordinated Indenture (incorporated by reference to Exhibit 4.4 to Transocean Inc.’s Registration Statement on Form S-3 (No. 333-169401) filed on September 16, 2010)

5.1	Opinion of Baker Botts L.L.P.
5.2	Opinion of Homburger AG
5.3	Opinion of Carey Olsen
23.1	Consent of Ernst & Young LLP
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
23.3	Consent of Homburger AG (included in Exhibit 5.2)
23.4	Consent of Carey Olsen (included in Exhibit 5.3)
24.1	Powers of Attorney of Transocean Ltd. (included on signature page)
24.2	Powers of Attorney of Transocean Inc. (included on signature page)
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee

*

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, warrants, purchase contracts, rights or units offered hereby, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of counsel to the registrant as to certain tax matters relative to the securities offered hereby and (v) any additional required Statement of Eligibility and Qualification under the Trust Indenture Act as to the applicable trustee.

Item 17. Undertakings

The undersigned registrants hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in Table of Contents the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
5.	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
6.	For purposes of determining any liability under the Securities Act of 1933, each filing of Transocean Ltd.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7.	To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
8.	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Steinhausen, Switzerland, on June 14, 2021.

TRANSOCEAN LTD.

By:/s/ Jeremy D. Thigpen
Name:Jeremy D. Thigpen
Title:President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeremy D. Thigpen, Mark L. Mey, Brady K. Long, Sandro Thoma, David Tonnel and Daniel Ro-Trock, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 14, 2021.

SIGNATURE	TITLE
/s/ Jeremy D. Thigpen Jeremy D. Thigpen	President, Chief Executive Officer and Director (Principal Executive Officer and Authorized Representative in the United States)
/s/ Mark L. Mey Mark L. Mey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David Tonnel David Tonnel	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Chadwick C. Deaton Chadwick C. Deaton	Chairman of the Board of Directors
/s/ Glyn A. Barker Glyn A. Barker	Director
/s/ Vanessa C.L. Chang Vanessa C.L. Chang	Director
/s/ Frederico F. Curado Frederico F. Curado	Director
/s/ Vincent J. Intrieri Vincent J. Intrieri	Director

/s/ Samuel Merksamer Samuel Merksamer	Director
/s/ Frederik W. Mohn Frederik W. Mohn	Director
/s/ Edward R. Muller Edward R. Muller	Director
/s/ Margareth Øvrum Margareth Øvrum	Director
/s/ Diane de Saint Victor Diane de Saint Victor	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands, on June 14, 2021.

TRANSOCEAN INC.

By:/s/ Colin Berryman
Name:Colin Berryman
Title:President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeremy D. Thigpen, Mark L. Mey, Brady K. Long, Sandro Thoma, David Tonnel and Daniel Ro-Trock, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 14, 2021.

SIGNATURE	TITLE
/s/ Colin Berryman Colin Berryman	President and Director (Principal Executive, Financial and Accounting Officer)
/s/ Simone Ramcharitar Simone Ramcharitar	Director
/s/ Daniel Ro-Trock Daniel Ro-Trock	Assistant Secretary (Authorized Representative in the United States)